UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 16, 2009
Diebold, Incorporated
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O.Box 3077,
North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     In May 2005, Diebold, Incorporated (the “Company”) purchased the TASC Security (Holdings) Limited group, a London-based designer of electronic security systems with offices in the United Kingdom, Ireland, The Netherlands, Australia and Japan, and which was later renamed Diebold Enterprise Security Systems UK Limited (“DESS UK” and together with its European subsidiaries, “DESS EMEA”). Certain intangible assets and goodwill were recorded as part of the purchase price.
     In the fourth quarter of 2008, the Company decided to close its DESS EMEA operations. In connection with its evaluation of classifying and reporting the DESS EMEA operations as discontinued operations, the Company concluded on January 16, 2009 that a material non-cash asset impairment charge of approximately $17 to $19 million related to previously recorded goodwill and certain intangible assets will be required in connection with the shutdown of the Company’s DESS EMEA operations.
     As part of its evaluation, management determined that the DESS EMEA operations had never been integrated within the Company’s Europe, Middle East and Africa (“EMEA”) reporting unit, and accordingly, the benefits of goodwill of the DESS EMEA acquisition were never realized by the rest of the reporting unit. Therefore, it was determined that the goodwill of DESS EMEA as of December 2008 should be fully impaired and analyzed separately from the total EMEA reporting unit as part of the closure of the DESS EMEA operations.
     As part of its evaluation, management also determined intangible assets within the balance sheet of DESS EMEA should be impaired related to discontinuance of customer relationships as part of the closure of the DESS EMEA operations.
     Consequently, the Company anticipates that it will record a fourth quarter 2008 non-cash asset impairment charge of approximately $17 to $19 million, related to previously recorded goodwill and certain intangible assets. In addition, the Company anticipates severance expenses and other cash charges incidental to this closure of approximately $3 to $5 million. All of these charges will be included within the Company’s reporting of DESS EMEA as a discontinued operation.
     In this Current Report on Form 8-K, statements that are not historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance.  These forward-looking statements relate to, among other things, the non-cash asset impairment charge required in connection with the goodwill associated with the closure of the DESS EMEA operations.  The use of the words “will,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements.  Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.  Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to, the determination of the final non-cash asset impairment charge.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 23, 2009

DIEBOLD, INCORPORATED
By:	/s/ Kevin J. Krakora
Kevin J. Krakora
Executive Vice President and Chief Financial Officer